CARMAX REPORTS THIRD QUARTER RESULTS

Richmond, Va., December 18, 2015 – CarMax, Inc. (NYSE:KMX) today reported results for the third quarter ended November 30, 2015.

▪	Net sales and operating revenues increased 4.1% to $3.54 billion.

▪	Used unit sales in comparable stores declined 0.8%.

▪	Total used unit sales rose 3.2%.

▪	Total wholesale unit sales increased 3.4%.

▪	CarMax Auto Finance (CAF) income increased 2.9% to $92.3 million.

▪	Net earnings declined 1.4% to $128.2 million, while net earnings per diluted share rose 5.0% to $0.63.

“We had a challenging sales quarter, which together with higher advertising expenses, contributed to the year-over-year decline in third quarter net earnings. However, we continued to grow both total revenues and EPS, reflecting the contributions from new stores and continued share repurchase activity," said Tom Folliard, president and chief executive officer.

Third Quarter Business Performance Review

Sales. While total used vehicle unit sales grew 3.2%, comparable store used unit sales fell 0.8% versus the prior year’s third quarter. The comparable store used unit sales performance reflected a modest decrease in store traffic, which was largely offset by improved conversion.

Wholesale vehicle unit sales grew 3.4% versus the third quarter of fiscal 2015, due to the growth in our store base.
Other sales and revenues increased 6.1% year-over-year. Extended protection plan revenues were flat, as the effect of the growth in our retail unit sales was offset by an increase in estimated cancellation reserves. Net third-party finance fees improved by 10.4% primarily due to shifts in the mix among finance providers. Vehicles financed by the Tier 3 providers (those providers to whom we pay a fee) and those included in the CAF loan origination test represented 13.7% of retail unit sales in the current quarter versus 15.2% in the prior year's third quarter.

-more-

Gross Profit. Total gross profit increased 4.0% versus last year's third quarter, to $464.3 million. Used vehicle gross profit rose 2.7%, primarily driven by the 3.2% increase in total used unit sales. Used vehicle gross profit per unit was relatively flat at $2,160 compared with $2,172 in the corresponding prior year period. Wholesale vehicle gross profit increased 5.9% versus the prior year’s quarter, driven by the combination of the 3.4% increase in wholesale vehicle unit sales and a 2.4% improvement in wholesale vehicle gross profit per unit to $949 from $927. Other gross profit rose 9.2%, primarily reflecting the increase in other sales and revenues.

SG&A. Compared with the third quarter of fiscal 2015, SG&A expenses increased 6.6% to $337.5 million. The growth primarily reflected the 10% increase in our store base since the beginning of last year’s third quarter (representing the addition of 14 stores). In addition, the increase reflected a shift in the timing of advertising expenses related to our new advertising campaign. These expenses were partially offset by a $6.5 million decrease in share-based compensation expense. SG&A per retail unit increased $81 to $2,324.

CarMax Auto Finance.(1) Compared with last year's third quarter, CAF income increased 2.9% to $92.3 million, driven by an increase in average managed receivables, which was largely offset by a lower total interest margin percentage and an increase in the provision for loan losses. Average managed receivables grew 15.4% to $9.26 billion. The total interest margin, which reflects the spread between interest and fees charged to consumers and our funding costs, declined to 6.0% of average managed receivables from 6.4% in last year’s third quarter.

Store Openings. During the third quarter, we opened two stores in existing markets (our sixth store in Houston and our second store in Minneapolis). We also relocated one store in the Washington, D.C. / Baltimore market. Subsequent to the end of the quarter, we entered the Boston market with two stores.

Financing Activities. During the third quarter, we repurchased 7.7 million shares of common stock for $445.7 million pursuant to our share repurchase program. As of November 30, 2015, we had $1.55 billion remaining available for repurchase under the program. At that date, we also had $564.0 million outstanding under our $1.2 billion revolving credit facility. The increase in outstanding revolver borrowings during the third quarter was due in large part to our stock repurchase activity and a seasonal increase in inventory.

(1)	Although CAF benefits from certain indirect overhead expenditures, we have not allocated indirect costs to CAF to avoid making subjective allocation decisions.

-more-

Supplemental Financial Information
Amounts and percentage calculations may not total due to rounding.

Sales Components

	Three Months Ended November 30			Nine Months Ended November 30
(In millions)	2015	2014	Change	2015	2014	Change
Used vehicle sales	$2,909.0	$2,794.5	4.1%	$9,351.8	$8,775.0	6.6%
New vehicle sales	42.3	54.6	(22.5)%	162.8	194.3	(16.2)%
Wholesale vehicle sales	513.8	481.7	6.7%	1,682.2	1,557.2	8.0%
Other sales and revenues:
Extended protection plan revenues	61.6	61.7	(0.1)%	197.4	188.4	4.8%
Service department sales	31.0	28.0	10.8%	94.8	84.9	11.6%
Third-party finance fees, net	(13.6)	(15.2)	10.4%	(45.1)	(45.1)	—%
Total other sales and revenues	79.0	74.5	6.1%	247.1	228.1	8.3%
Total net sales and operating revenues	$3,544.1	$3,405.2	4.1%	$11,443.9	$10,754.6	6.4%

Unit Sales

	Three Months Ended November 30			Nine Months Ended November 30
	2015	2014	% Change	2015	2014	% Change
Used vehicles	143,673	139,158	3.2%	464,699	433,011	7.3%
New vehicles	1,576	2,009	(21.6)%	6,039	7,187	(16.0)%
Wholesale vehicles	94,066	90,988	3.4%	302,218	286,075	5.6%

Average Selling Prices

	Three Months Ended November 30			Nine Months Ended November 30
	2015	2014	% Change	2015	2014	% Change
Used vehicles	$20,094	$19,914	0.9%	$19,970	$20,104	(0.7)%
New vehicles	$26,720	$27,056	(1.2)%	$26,851	$26,926	(0.3)%
Wholesale vehicles	$5,243	$5,124	2.3%	$5,345	$5,277	1.3%

Vehicle Sales Changes

	Three Months Ended November 30		Nine Months Ended November 30
	2015	2014	2015	2014
Used vehicle units	3.2%	14.0%	7.3%	9.9%
Used vehicle revenues	4.1%	16.6%	6.6%	13.4%

Wholesale vehicle units	3.4%	10.0%	5.6%	9.0%
Wholesale vehicle revenues	6.7%	10.2%	8.0%	11.0%

-more-

Comparable Store Used Vehicle Sales Changes (1)

	Three Months Ended November 30		Nine Months Ended November 30
	2015	2014	2015	2014
Used vehicle units	(0.8)%	7.4%	3.0%	3.5%
Used vehicle revenues	0.0%	9.9%	2.3%	6.8%

(1)
Stores are added to the comparable store base beginning in their fourteenth full month of operation. Comparable store calculations include results for a set of stores that were included in our comparable store base in both the current and corresponding prior year periods.

Selected Operating Ratios

	Three Months Ended November 30				Nine Months Ended November 30
(In millions)	2015	% (1)	2014	% (1)	2015	% (1)	2014	% (1)
Net sales and operating revenues	$3,544.1	100.0	$3,405.2	100.0	$11,443.9	100.0	$10,754.6	100.0
Gross profit	$464.3	13.1	$446.6	13.1	$1,529.5	13.4	$1,411.7	13.1
CarMax Auto Finance income	$92.3	2.6	$89.7	2.6	$299.7	2.6	$276.9	2.6
Selling, general, and administrative
expenses	$337.5	9.5	$316.6	9.3	$1,018.1	8.9	$927.7	8.6
Interest expense	$10.0	0.3	$7.3	0.2	$24.6	0.2	$22.3	0.2
Earnings before income taxes	$208.0	5.9	$210.8	6.2	$783.8	6.8	$736.5	6.8
Net earnings	$128.2	3.6	$130.0	3.8	$482.4	4.2	$454.2	4.2

(1)	Calculated as a percentage of net sales and operating revenues.

Gross Profit

	Three Months Ended November 30			Nine Months Ended November 30
(In millions)	2015	2014	Change	2015	2014	Change
Used vehicle gross profit	$310.4	$302.2	2.7%	$1,011.2	$947.8	6.7%
New vehicle gross profit	0.7	1.5	(52.3)%	2.7	5.4	(50.5)%
Wholesale vehicle gross profit	89.3	84.3	5.9%	295.4	271.5	8.8%
Other gross profit	63.9	58.6	9.2%	220.2	186.9	17.8%
Total	$464.3	$446.6	4.0%	$1,529.5	$1,411.7	8.3%

Gross Profit per Unit

	Three Months Ended November 30				Nine Months Ended November 30
	2015		2014		2015		2014
	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)
Used vehicle gross profit	$2,160	10.7	$2,172	10.8	$2,176	10.8	$2,189	10.8
New vehicle gross profit	$440	1.6	$724	2.7	$440	1.6	$747	2.8
Wholesale vehicle gross profit	$949	17.4	$927	17.5	$977	17.6	$949	17.4
Other gross profit	$440	81.0	$415	78.7	$468	89.1	$425	82.0
Total gross profit	$3,197	13.1	$3,164	13.1	$3,249	13.4	$3,207	13.1

(1)
Calculated as category gross profit divided by each category’s respective units sold, except the other and total categories, which are calculated by dividing their respective gross profit by total retail units sold.

(2)	Calculated as a percentage of its respective sales or revenue.

-more-

SG&A Expenses

	Three Months Ended November 30			Nine Months Ended November 30
(In millions)	2015	2014	Change	2015	2014	Change
Compensation and benefits (1)	$176.9	$179.6	(1.5)%	$559.0	$540.1	3.5%
Store occupancy costs	70.1	61.9	13.2%	204.0	180.1	13.3%
Advertising expense	37.5	28.3	32.5%	106.0	88.4	19.9%
Other overhead costs (2)	53.0	46.8	13.2%	149.1	119.1	25.2%
Total SG&A expenses	$337.5	$316.6	6.6%	$1,018.1	$927.7	9.7%
SG&A per retail unit	$2,324	$2,243	$81	$2,163	$2,107	$56

(1)	Excludes compensation and benefits related to reconditioning and vehicle repair service, which are included in cost of sales.

(2)
Includes IT expenses, insurance, non-CAF bad debt, travel, preopening and relocation costs, charitable contributions and other administrative expenses. Costs for the nine months ended November 30, 2014, were reduced by $20.9 million in connection with the receipt of settlement proceeds in a class action lawsuit.

Components of CAF Income and Other CAF Information

	Three Months Ended November 30				Nine Months Ended November 30
(In millions)	2015	% (1)	2014	% (1)	2015	% (1)	2014	% (1)
Interest margin:
Interest and fee income	$172.3	7.4	$152.7	7.6	$507.0	7.5	$450.4	7.8
Interest expense	(33.0)	(1.4)	(24.8)	(1.2)	(91.9)	(1.4)	(71.8)	(1.2)
Total interest margin	139.3	6.0	127.9	6.4	415.1	6.2	378.6	6.5
Provision for loan losses	(30.9)	(1.3)	(24.1)	(1.2)	(70.2)	(1.0)	(60.3)	(1.0)
Total interest margin after provision
for loan losses	108.4	4.7	103.8	5.2	344.9	5.1	318.3	5.5

Total other expense	(0.3)	—	—	—	(0.4)	—	—	—

Total direct expenses	(15.8)	(0.7)	(14.1)	(0.7)	(44.8)	(0.7)	(41.4)	(0.7)
CarMax Auto Finance income	$92.3	4.0	$89.7	4.5	$299.7	4.5	$276.9	4.8

Total average managed receivables	$9,261.4		$8,026.2		$8,973.3		$7,713.6
Net loans originated	$1,224.0		$1,152.6		$3,912.1		$3,554.3
Net CAF penetration rate	42.9%		41.8%		42.6%		41.2%
Weighted average contract rate	7.3%		7.0%		7.3%		7.1%

Ending allowance for loan losses	$90.9		$80.4		$90.9		$80.4

Warehouse facility information:
Ending funded receivables	$1,391.0		$959.0		$1,391.0		$959.0
Ending unused capacity	$1,109.0		$1,341.0		$1,109.0		$1,341.0

(1)	Annualized percentage of total average managed receivables.

-more-

Earnings Highlights

	Three Months Ended November 30			Nine Months Ended November 30
(In millions except per share data)	2015	2014	Change	2015	2014	Change
Net earnings	$128.2	$130.0	(1.4)%	$482.4	$454.2	6.2%
Diluted weighted average shares outstanding	203.4	217.0	(6.3)%	208.2	220.6	(5.6)%
Net earnings per diluted share	$0.63	$0.60	5.0%	$2.32	$2.06	12.6%

Planned Store Openings

We currently plan to open the following stores within 12 months from November 30, 2015:

Location	Television Market	Market Status	Planned Opening Date
Norwood, Massachusetts (1)	Boston	New	Q4 Fiscal 2016
Danvers, Massachusetts (1)	Boston	New	Q4 Fiscal 2016
Bloomington, Illinois	Peoria/Bloomington	New	Q4 Fiscal 2016
Buford, Georgia	Atlanta	Existing	Q4 Fiscal 2016
O'Fallon, Illinois	St. Louis	Existing	Q4 Fiscal 2016
Springfield, Illinois	Champaign/Springfield	New	Q1 Fiscal 2017
Pleasanton, California	San Francisco	New	Q1 Fiscal 2017
El Paso, Texas	El Paso	New	Q2 Fiscal 2017
Westborough, Massachusetts	Boston	Existing	Q2 Fiscal 2017
Fremont, California	San Francisco	Existing	Q2 Fiscal 2017
Santa Rosa, California	San Francisco	Existing	Q2 Fiscal 2017
Bristol, Tennessee	Tri-Cities TN/VA	New	Q2 Fiscal 2017
Meridian, Idaho	Boise	New	Q3 Fiscal 2017
Maple Shade, New Jersey	Philadelphia	Existing	Q3 Fiscal 2017
Daytona Beach, Florida	Orlando - Daytona Beach	Existing	Q3 Fiscal 2017
Kentwood, Michigan	Grand Rapids - Kalamazoo	New	Q3 Fiscal 2017

(1) Store opened in December 2015

Normal construction, permitting or other scheduling delays could shift the opening dates of any of these stores into a later period. In fiscal 2016, we plan to open 14 stores, and have relocated one store whose lease was set to expire. In each of the next two fiscal years, we plan to open between 13 and 16 stores. We currently estimate total capital expenditures will be approximately $360 million in fiscal 2016.

Conference Call Information

We will host a conference call for investors at 9:00 a.m. ET today, December 18, 2015. Domestic investors may access the call at 1-888-298-3261 (international callers dial 1-706-679-7457). The conference I.D. for both domestic and international callers is 84446739. A live webcast of the call will be available on our investor information home page at investors.carmax.com.

-more-

A webcast replay of the call will be available at investors.carmax.com through April 6, 2016. A telephone replay also will be available through December 25, 2015, and may be accessed by dialing 1-855-859-2056 (international callers dial 1-404-537-3406). The conference I.D. for both domestic and international callers is 84446739.

Fourth Quarter Fiscal 2016 Earnings Release Date

We currently plan to release results for the fourth quarter and fiscal year ending February 29, 2016, on Thursday, April 7, 2016, before the opening of trading on the New York Stock Exchange. We plan to host a conference call for investors at 9:00 a.m. ET on that date. Information on this conference call will be available on our investor information home page at investors.carmax.com in March 2016.

About CarMax

CarMax, a member of the Fortune 500 and the S&P 500, and one of the Fortune “100 Best Companies to Work For,” for 11 consecutive years, is the nation’s largest retailer of used vehicles. Headquartered in Richmond, Va., CarMax currently operates 155 used car stores in 77 markets. The CarMax consumer offer features low, no-haggle prices, a broad selection of CarMax Quality Certified used vehicles and superior customer service. During the fiscal year ended February 28, 2015, the company retailed 582,282 used vehicles and sold 376,186 wholesale vehicles at our in-store auctions. For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements

We caution readers that the statements contained in this release about our future business plans, operations, opportunities or prospects, including without limitation any statements or factors regarding expected sales, margins or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will” and other similar expressions, whether in the negative or affirmative. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:

•	Changes in the competitive landscape and/or our failure to successfully adjust to such changes.

•	Events that damage our reputation or harm the perception of the quality of our brand.

•	Changes in general or regional U.S. economic conditions.

•	Changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market.

•	Changes in consumer credit availability provided by our third-party financing providers.

•	Changes in the availability of extended protection plan products from third-party providers.

•	Our inability to recruit, develop and retain associates and maintain positive associate relations.

•	The loss of key associates from our store, regional or corporate management teams or a significant increase in labor costs.

•	Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer or associate information.

•	Significant changes in prices of new and used vehicles.

•	A reduction in the availability of or access to sources of inventory or a failure to expeditiously liquidate inventory.

-more-

•	Factors related to the regulatory and legislative environment in which we operate.

•	Factors related to geographic growth, including the inability to acquire or lease suitable real estate at favorable terms or to effectively manage our growth.

•	The failure of key information systems.

•	The effect of various litigation matters.

•	Adverse conditions affecting one or more automotive manufacturers, and manufacturer recalls.

•
The inaccuracy of estimates and assumptions used in the preparation of our financial statements, or the effect of new accounting requirements or changes to U.S. generally accepted accounting principles.

•	Factors related to seasonal fluctuations in our business.

•	The occurrence of severe weather events.

•	Factors related to the geographic concentration of our stores.

For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2015, and our quarterly or current reports as filed with or furnished to the U.S. Securities and Exchange Commission. Our filings are publicly available on our investor information home page at investors.carmax.com. Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling 1-804-747-0422 ext. 4391. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
Contacts:

Investors:
Katharine Kenny, Vice President, Investor Relations, (804) 935-4591
Celeste Gunter, Manager, Investor Relations, (804) 935-4597

Media:
pr@carmax.com, (855) 887-2915

-more-

CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)

	Three Months Ended November 30				Nine Months Ended November 30
(In thousands except per share data)	2015	% (1)	2014	% (1)	2015	% (1)	2014	% (1)
SALES AND OPERATING REVENUES:
Used vehicle sales	$2,908,963	82.1	$2,794,515	82.1	$9,351,841	81.7	$8,775,021	81.6
New vehicle sales	42,291	1.2	54,561	1.6	162,832	1.4	194,294	1.8
Wholesale vehicle sales	513,796	14.5	481,676	14.1	1,682,195	14.7	1,557,191	14.5
Other sales and revenues	79,019	2.2	74,482	2.2	247,002	2.2	228,118	2.1
NET SALES AND OPERATING REVENUES	3,544,069	100.0	3,405,234	100.0	11,443,870	100.0	10,754,624	100.0
Cost of sales	3,079,738	86.9	2,958,614	86.9	9,914,375	86.6	9,342,934	86.9
GROSS PROFIT	464,331	13.1	446,620	13.1	1,529,495	13.4	1,411,690	13.1
CARMAX AUTO FINANCE INCOME	92,316	2.6	89,722	2.6	299,703	2.6	276,911	2.6
Selling, general and administrative expenses	337,512	9.5	316,632	9.3	1,018,075	8.9	927,716	8.6
Interest expense	10,021	0.3	7,338	0.2	24,574	0.2	22,290	0.2
Other expense	1,157	—	1,536	—	2,791	—	2,096	—
Earnings before income taxes	207,957	5.9	210,836	6.2	783,758	6.8	736,499	6.8
Income tax provision	79,758	2.3	80,787	2.4	301,357	2.6	282,279	2.6
NET EARNINGS	$128,199	3.6	$130,049	3.8	$482,401	4.2	$454,220	4.2
WEIGHTED AVERAGE COMMON SHARES:
Basic	201,291		214,228		205,760		217,568
Diluted	203,383		217,025		208,242		220,585
NET EARNINGS PER SHARE:
Basic	$0.64		$0.61		$2.34		$2.09
Diluted	$0.63		$0.60		$2.32		$2.06

(1)    Calculated as a percentage of net sales and operating revenues and sums may not equal totals due to rounding.

-more-

CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)		(Unaudited)
	November 30	February 28	November 30
(In thousands except share data)	2015	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,346	$27,606	$189,880
Restricted cash from collections on auto loan receivables	316,186	294,122	275,718
Accounts receivable, net	88,530	137,690	88,180
Inventory	2,153,270	2,086,874	1,964,673
Deferred income taxes	10,878	8,100	6,368
Other current assets	32,673	44,646	48,433
TOTAL CURRENT ASSETS	2,634,883	2,599,038	2,573,252
Auto loan receivables, net	9,318,313	8,435,504	8,138,307
Property and equipment, net	2,105,807	1,862,538	1,833,600
Deferred income taxes	174,059	167,638	166,811
Other assets	148,103	133,483	131,436
TOTAL ASSETS	$14,381,165	$13,198,201	$12,843,406

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$420,856	$454,810	$459,929
Accrued expenses and other current liabilities	211,833	250,307	202,533
Accrued income taxes	328	1,554	424
Short-term debt	36	785	2,574
Current portion of long-term debt	—	10,000	—
Current portion of finance and capital lease obligations	14,673	21,554	20,915
Current portion of non-recourse notes payable	275,828	258,163	241,807
TOTAL CURRENT LIABILITIES	923,554	997,173	928,182
Long-term debt, excluding current portion	864,000	300,000	300,000
Finance and capital lease obligations, excluding current portion	391,856	306,284	311,771
Non-recourse notes payable, excluding current portion	9,060,090	8,212,466	7,938,626
Other liabilities	229,910	225,493	182,675
TOTAL LIABILITIES	11,469,410	10,041,416	9,661,254

Commitments and contingent liabilities	—	—	—
SHAREHOLDERS’ EQUITY:
Common stock, $0.50 par value; 350,000,000 shares authorized; 197,563,192 and 208,869,688 shares issued and outstanding as of November 30, 2015 and February 28, 2015, respectively	98,781	104,435	105,459
Capital in excess of par value	1,136,607	1,123,520	1,080,267
Accumulated other comprehensive loss	(66,664)	(65,391)	(45,858)
Retained earnings	1,743,031	1,994,221	2,042,284
TOTAL SHAREHOLDERS’ EQUITY	2,911,755	3,156,785	3,182,152
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$14,381,165	$13,198,201	$12,843,406

-more-

CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended November 30
(In thousands)	2015	2014
OPERATING ACTIVITIES:
Net earnings	$482,401	$454,220
Adjustments to reconcile net earnings to net cash
used in operating activities:
Depreciation and amortization	100,504	84,994
Share-based compensation expense	45,284	57,192
Provision for loan losses	70,165	60,274
Provision for cancellation reserves	61,048	53,764
Deferred income tax benefit	(8,322)	(13,347)
Loss on disposition of assets and other	3,007	2,486
Net decrease (increase) in:
Accounts receivable, net	49,160	(8,257)
Inventory	(66,396)	(323,249)
Other current assets	12,397	(22,061)
Auto loan receivables, net	(952,974)	(1,050,733)
Other assets	268	(2,910)
Net decrease in:
Accounts payable, accrued expenses and other current
liabilities and accrued income taxes	(109,243)	(16,321)
Other liabilities	(68,878)	(60,667)
NET CASH USED IN OPERATING ACTIVITIES	(381,579)	(784,615)
INVESTING ACTIVITIES:
Capital expenditures	(240,835)	(238,860)
Proceeds from sales of assets	1,520	5,833
Increase in restricted cash from collections on auto loan receivables	(22,064)	(16,419)
Increase in restricted cash in reserve accounts	(8,383)	(11,323)
Release of restricted cash from reserve accounts	5,907	6,340
Purchases of money market securities, net	(6,106)	(8,604)
Purchases of trading securities	(4,759)	(3,468)
Sales of trading securities	101	333
NET CASH USED IN INVESTING ACTIVITIES	(274,619)	(266,168)
FINANCING ACTIVITIES:
(Decrease) increase in short-term debt, net	(749)	1,992
Proceeds from revolving line of credit and long-term debt	1,137,300	300,000
Payments on revolving line of credit and long-term debt	(583,300)	—
Cash paid for debt issuance costs	(3,104)	(496)
Payments on finance and capital lease obligations	(13,310)	(13,395)
Issuances of non-recourse notes payable	7,430,805	5,882,000
Payments on non-recourse notes payable	(6,565,516)	(4,950,011)
Repurchase and retirement of common stock	(816,181)	(695,582)
Equity issuances	44,855	54,293
Excess tax benefits from share-based payment arrangements	31,138	33,961
NET CASH PROVIDED BY FINANCING ACTIVITIES	661,938	612,762
Increase (decrease) in cash and cash equivalents	5,740	(438,021)
Cash and cash equivalents at beginning of year	27,606	627,901
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$33,346	$189,880

# # #